UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

COMMERCE ENERGY GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 259-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Eleventh Amendment to the Senior Loan and Security Agreement

On August 21, 2008, Commerce Energy Group, Inc., a Delaware corporation (the “Company”), Commerce Energy, Inc., a California corporation and wholly-owned subsidiary of the Company (“Commerce”), Wachovia Capital Finance Corporation (Western), a California corporation, as Agent and Lender (the “Agent”), and Wells Fargo Foothill LLC, as Lender, entered into the Eleventh Amendment to Loan and Security Agreement (the “Amendment”) amending that certain Loan and Security Agreement dated June 8, 2006, as amended (the “Credit Facility”) by and among the Company, Commerce and the Agent. Capitalized terms not otherwise defined have the meaning set forth in the Credit Facility.

Pursuant to the Amendment, the term of the Credit Facility was extended from October 1, 2008 to December 22, 2008.   The Amendment modifies certain covenants in the Credit Facility to allow for subordinated debt of $20,931,579 plus amounts necessary to satisfy certain disputed sales tax obligations alleged against Commerce under audit.   The Amendment also provides that the Company and Commerce shall effect a sale of assets resulting in the receipt of at least $8,000,000 in net proceeds by November 3, 2008.

Under the terms of the Amendment, Loans may only be requested during a period commencing on the 20th calendar day of each month and ending on the fifth calendar day of the following month.  Letter of Credit issuances may continue to be made at any time during the calendar month.  On the earlier to occur of:  (i) the receipt of net proceeds of at least $8,000,000 from the sale of assets in a transaction designated by the Agent as a “trigger sale” or (ii) November 4, 2008, the aggregate outstanding Loans shall be zero, no further Loans may be requested and the outstanding principal amount of Obligations, including Letter of Credit Obligations, shall not exceed the lesser of (x)  the amount equal to the Blocked Account plus 50% of the Eligible Amount as determined as of the Trigger Date and (y) the Blocked Amount plus 50% of the Eligible Amount as determined as of the  date of such determination.

The Fixed Charge Coverage Ratio and EBITDA covenants were deleted, and Commerce is required to maintain Excess Availability greater than $2,500,000. The Amendment amends the Borrowing Base under the Credit Facility to exclude Eligible Cash Collateral from the Borrowing Base and include collections from the immediately preceding thirty (30) day period.

Finally, the Amendment provides for a waiver of any and all Events of Default arising prior to August 21, 2008 and Commerce agreed to pay an Amendment Fee of $450,000, payable in equal installments on September 19, 2008, October 20, 2008 and November 19, 2008.

Financing with AP Finance, LLC

The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.      Unregistered Sales of Equity Securities.

On August 21, 2008, the Company, Commerce and AP Finance, LLC (the “AP Lender”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) whereby the AP Lender agreed to purchase from the Company and Commerce one or more senior secured promissory notes.

Pursuant to the Purchase Agreement, on August 21, 2008, the Company and Commerce executed a Senior Secured Convertible Promissory Note (the “Note”) in the principal amount of $20,931,579.  The Note matures on December 22, 2008 (the “Maturity Date”) and bears interest, in arrears, at a rate per annum equal to twelve percent (12%), compounded monthly, payable in cash on the Maturity Date.   On the Maturity Date, an amount equal to:   (i) the principal amount, plus (ii) 10% of the principal amount, and plus (iii) all outstanding interest and other amounts due and owing thereunder shall be due and payable.  The Note may be prepaid at any time in an amount equal to 110% of the face value of the Note plus outstanding interest.  The Note is immediately convertible (in whole or in part) at the option of the AP Lender into such number of shares of common stock of the Company (“Common Stock”) as determined by dividing that portion of the outstanding principal balance plus any accrued but unpaid interest under the Note as of the date the AP Lender elects to convert by $3.00 (subject to adjustments, e.g., stock splits, combinations, dividends, distributions and reclassifications).

The Company and Commerce may repay the entire principal amount of the Note at any time throughout its term at 110% of its face value, plus all outstanding interest and all other amounts due and owing thereunder without other penalty or premium.

The second note contemplated in the Purchase Agreement relates to the payment of certain disputed sales tax obligations alleged against Commerce under audit.  Such note would be in the aggregate principal amount of up to $2,039,468.48, or such other amount as is necessary to pay off such tax obligations in full.  If issued, the note would have terms such as interest, conversion and repayment substantially similar to the Note.

The Note contains customary events of default and affirmative and negative covenants for transactions of this nature, including without limitation defaults in the performance or observance of any covenant contained in the Purchase Agreement, covenants regarding the ongoing operations of the business, new indebtedness, liens, compliance with laws and regulations, financial condition and delivery of financial statements.  The Purchase Agreement contains covenants with respect to a “trigger sale” as contemplated in the Amendment, and requires the Company to provide the AP Lender with an executed term sheet from BNP Paribas, S.A., or another comparable lender, on or prior to October 30, 2008 providing for a complete refinancing of the Credit Facility, with a contemplated closing prior to December 22, 2008. The Note is subject to acceleration upon an event of default and the collateral agent may, at any time thereafter, declare the entire principal balance of the Note, together with all interest accrued thereon, plus fees and expenses, due and payable.  For certain types of events of defaults (e.g., bankruptcy cases) the outstanding principal balance and accrued interest, plus fees and expenses, shall be automatically due and payable.

Commerce and the Company’s obligations under the Note are secured by substantially all the assets of Commerce and the Company (the “Junior Security Interest”) pursuant to a Security Agreement among Commerce, the Company and the AP Lender dated August 21, 2008 (the “Security Agreement”).  Under the terms of an Intercreditor Agreement dated as of August 21, 2008 (the “Intercreditor Agreement”) among the AP Lender, Commerce, the Company and the Agent, the Junior Security Interest is subordinated to the senior security interest (the “Senior Security Interest”) Commerce and the Company granted in favor of the Agent pursuant to the Credit Facility.

As partial inducement to purchase the Note, the Company issued to the AP Lender a warrant exercisable for 2,773,333 shares of the Company’s Common Stock (the “AP Lender Warrant”).  The AP Lender Warrant has an exercise price equal to $1.15 per share (subject to adjustments, e.g., stock splits, combinations, dividends, distributions and reclassifications) of Common Stock, has a cashless exercise feature, and is exercisable at any time through August 21, 2013.  At any time commencing on February 20, 2009, the AP Lender may require the Company to redeem the unexercised portion of the AP Lender Warrant for cash at a redemption price equal to $0.30 per share of Common Stock for which the AP Lender Warrant is then exercisable, without giving effect to any adjustments (e.g., stock splits, combinations and the like) occurring after August 21, 2008.

As compensation for services in connection with the sale of the Note, the Company also issued warrants, exercisable for an aggregate of 625,000 shares of Common Stock (collectively, the “Jesup Warrants”), to Jesup &

Lamont, Incorporated (“Jesup”) and Bill Corbett (“Corbett”), with a warrant for 375,000 shares issued to Jesup and a warrant for 250,000 shares issued to Corbett, who is a principal of Jesup.

As compensation for investment banking services to the Company by Lee E. Mikles, the Company issued a warrant, exercisable for 250,000 shares of Common Stock (the “Mikles Warrant”), to the Lee E. Mikles Revocable Trust (“Mikles”).  The terms and conditions of each of the Jesup Warrants and Mikles Warrant, including an exercise price of $1.15 per share (subject to adjustments, e.g., stock splits, combinations, dividends, distributions and reclassifications), cashless exercise, and the redemption feature, are substantially similar to those of the AP Lender Warrant.

The Note, the AP Lender Warrant, the Jesup Warrants and the Mikles Warrant were sold in a private placement not involving any public offering under Section 4(2) of the Securities Act of 1933, as amended, and are exempt from the registration obligations under Section 5 of the Securities Act.  Each of the AP Lender, Jesup, Corbett and Mikles has represented to the Company that he or it is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.  The issuance of shares of Common Stock upon the conversion of the Note or exercise of the above-referenced warrants will be made through a private placement not involving any public offering under Section 4(2) of the Securities Act and will be exempt from registration obligations under Section 5 of the Securities Act.

Item 7.01.      Regulation FD Disclosure.

On August 21, 2008, the Company issued a press release announcing the financing transaction with the AP Lender described in Item 3.02.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated August 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC.
a Delaware corporation

Date: August 21, 2008
	By:	/s/ C. DOUGLAS MITCHELL
C. Douglas Mitchell
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Company dated August 21, 2008